Exhibit 99.1

           WellPoint Reports 2004 Third Quarter Earnings of
                       $1.97 Per Diluted Share;
   Increases Stock Repurchase Program to Authorize Future Purchases
                         of 7.5 Million Shares

    THOUSAND OAKS, Calif.--(BUSINESS WIRE)--Oct. 25, 2004--WellPoint Health Networks Inc. (NYSE:WLP) today announced that net income for the quarter ended September 30, 2004, was $315.1 million or $1.97 per diluted share. Net income for the third quarter of 2003 was $246.2 million or $1.63 per diluted share.
    Medical membership was 15.6 million at September 30, 2004, compared with 15.0 million at September 30, 2003. The year-over-year increase resulted from strong sales in some of WellPoint's key geographies, including California, Georgia and Texas.
    Specialty membership was 46.8 million at September 30, 2004, compared with 44.7 million at September 30, 2003. The year-over-year increase in membership was due primarily to growth in the pharmacy benefit management and behavioral health businesses.

    Highlights from the third quarter of 2004 include:

    -- Revenues exceeded $5.8 billion, up more than 15 percent from the third quarter of 2003;

    -- Operating cash flow of more than $440 million exceeded net income;

    -- WellPoint repurchased $135.7 million, or 1.4 million shares, of its Common Stock at an average price of $97.80 per share;

    -- The selling, general and administrative expense ratio of 15.3 percent was lower than that in the second quarter of 2004
        (15.6 percent) and the third quarter of 2003 (16.6 percent);

    --  Blue Cross of California and Blue Cross Blue Shield of
        Wisconsin announced an expansion of GenericSelect(SM), a generic drug alternative program that will help members reduce their out-of-pocket pharmacy costs.

    "WellPoint's strong third quarter performance is a result of our focus on a rigorous business process," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "Our commitment to offering a broad portfolio of affordable products that offer choice, flexibility and access to quality health care services has contributed to our continued success."
    "The third quarter of 2004 represented another quarter in which WellPoint exceeded analysts' earnings estimates," said David C. Colby, WellPoint's chief financial officer. "WellPoint's fully diluted earnings per share were $1.97, which included $5.0 million in net after-tax realized investment gains in the quarter, or $0.06 ahead of the consensus estimate of $1.91 per diluted share. Operating cash flow for the quarter was strong and exceeded net income by approximately 40 percent. During the quarter, WellPoint repurchased 1.4 million shares of its common stock and maintained a debt-to-capitalization ratio of
13.4 percent."
    "Days in medical claims payable increased by 0.1 days due to a decrease in pharmacy claims payable (-0.3 days) and purchase of computers for physicians participating in our Physician Quality and Technology Initiative (-0.3 days), offset by changes in our stop-loss payment processes (+0.4 days) and certain provider-specific accruals (+0.3 days)," said Colby.
    The Company also announced today that its Board of Directors has amended WellPoint's existing stock repurchase program in order to authorize the future repurchase of an additional 2.7 million shares of its outstanding common stock. Taking into account the amendment made today, an aggregate of 7,500,000 shares remain available for repurchase under WellPoint's stock repurchase program. Since adopting its stock repurchase program in December 1997, WellPoint has repurchased an aggregate of 30.7 million shares of its outstanding common stock (after adjustment for WellPoint's two-for-one stock split in March 2002). WellPoint currently has approximately 156.3 million shares of its common stock outstanding.
    Repurchases may be made from time to time at prevailing prices in the open market, by block purchase or in privately negotiated transactions. Any shares repurchased will be available for reissuance in connection with WellPoint's employee stock option and stock purchase plans or for other corporate purposes.
    A conference call to discuss WellPoint's earnings for the quarter ended September 30, 2004, is scheduled to begin at approximately 11:00 a.m. Eastern time on Tuesday, October 26, 2004. To access the conference call, dial 888-285-8004 and reference "WellPoint's Earnings Call" approximately 10 minutes prior to the start of the call. International participants can access the call by dialing 706-643-1656 and referencing "WellPoint's Earnings Call." A replay of the call will be available after 1:30 p.m. Eastern time on October 26, 2004, until the end of the day on November 2, 2004. To access the replay, dial 800-642-1687 (International: 706-645-9291), and enter pass code 1036210. Information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules will be available at least 10 minutes prior to the start of the call by visiting www.wellpoint.com and clicking on Investor Info>Financial Information>Supplementary Financial Info.
    Investors, analysts and the general public may also listen to a live webcast of the call by visiting WellPoint's Web site at www.wellpoint.com and clicking on Investor Info>Events/Webcasts. To listen to the webcast, please visit the WellPoint Web site at least 20 minutes early (to download and install any necessary audio software). Individuals who listen to the call will be presumed to have read WellPoint's Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Amendment No. 1 on Form 10-K/A, and WellPoint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, and June 30, 2004.
    WellPoint serves the health care needs of more than 15.6 million medical members and approximately 46.8 million specialty members nationwide through Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri, Blue Cross Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the Web at www.wellpoint.com. Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri and Blue Cross Blue Shield of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

    Cautionary Statement: Certain statements contained in this release are forward-looking statements. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired business, nonacceptance of managed care coverage, business condition and competition among managed care companies, rising health care costs, trends in medical care ratios, health care reform, delays in receipt of regulatory approvals for pending transactions and other regulatory issues. Additional risk factors are listed from time to time in the Company's various SEC reports, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Amendment No. 1 on Form 10-K/A.

======================================================================

Medical Membership (a)(b)(c)(d)

                     September 30,      Percent  Increase/  June 30,
                -----------------------
                   2004        2003     Change  (Decrease)    2004
                ----------- ----------- ------- ---------- -----------
California
  Large Group    4,830,576   4,782,677     1.0%    47,899   4,785,737
  Individual
   and Small
   Group         1,666,093   1,613,065     3.3%    53,028   1,658,805
  Senior           246,065     250,760    -1.9%    (4,695)    244,132

                ----------- -----------         ---------- -----------
   Total
    California   6,742,734   6,646,502     1.4%    96,232   6,688,674
                ----------- -----------         ---------- -----------

Georgia
  Large Group    1,625,924   1,620,886     0.3%     5,038   1,658,383
  Individual
   and Small
   Group           534,373     480,572    11.2%    53,801     520,578
  Senior            54,951      69,205   -20.6%   (14,254)     55,220

                ----------- -----------         ---------- -----------
   Total
    Georgia      2,215,248   2,170,663     2.1%    44,585   2,234,181
                ----------- -----------         ---------- -----------

Central Region (e)
 Missouri
  Large Group    1,174,158   1,244,375    -5.6%   (70,217)  1,177,699
  Individual
   and Small
   Group           248,719     242,888     2.4%     5,831     242,395
  Senior            40,312      41,080    -1.9%      (768)     40,370

                ----------- -----------         ---------- -----------
   Total
    Missouri     1,463,189   1,528,343    -4.3%   (65,154)  1,460,464
                ----------- -----------         ---------- -----------

Illinois
  Large Group      590,608     608,459    -2.9%   (17,851)    575,904
  Individual
   and Small
   Group           142,642     119,298    19.6%    23,344     134,261
  Senior            13,059      12,936     1.0%       123      13,162

                ----------- -----------         ---------- -----------
   Total
    Illinois       746,309     740,693     0.8%     5,616     723,327
                ----------- -----------         ---------- -----------

Texas
  Large Group      277,719     288,259    -3.7%   (10,540)    266,537
  Individual
   and Small
   Group           223,714     199,994    11.9%    23,720     210,503
  Senior            10,400       4,733     N/A      5,667       9,288

                ----------- -----------         ---------- -----------
   Total Texas     511,833     492,986     3.8%    18,847     486,328
                ----------- -----------         ---------- -----------

Other States
  Large Group    1,943,823   1,729,667    12.4%   214,156   1,894,992
  Individual
   and Small
   Group           110,769     103,226     7.3%     7,543     107,156
  Senior            37,781      29,536    27.9%     8,245      34,638

                ----------- -----------         ---------- -----------
   Total Other
    States       2,092,373   1,862,429    12.3%   229,944   2,036,786
                ----------- -----------         ---------- -----------

Wisconsin
  Large Group      398,678     429,806    -7.2%   (31,128)    409,412
  Individual
   and Small
   Group           107,701     108,194    -0.5%      (493)    106,612
  Senior            54,238      53,048     2.2%     1,190      53,035

                ----------- -----------         ---------- -----------
   Total
    Wisconsin      560,617     591,048    -5.1%   (30,431)    569,059

                ----------- -----------         ---------- -----------
Total Medical
 Members
 Excluding
 BlueCard Host
 Members        14,332,303  14,032,664     2.1%   299,639  14,198,819

Total BlueCard
 Host Members
 (f)             1,294,000   1,009,900    28.1%   284,100   1,269,000

                ----------- -----------         ---------- -----------
Total Medical
 Membership     15,626,303  15,042,564     3.9%   583,739  15,467,819
                =========== ===========         ========== ===========

======================================================================
                     September 30,      Percent  Increase/  June 30,
                -----------------------
                   2004        2003     Change  (Decrease)    2004
                ----------- ----------- ------- ---------- -----------
ASO Membership
 (g)
  California     1,656,338   1,614,235     2.6%    42,103   1,621,626
  Georgia          819,420     831,464    -1.4%   (12,044)    867,091
  Central
   Region (e)    2,821,131   2,705,333     4.3%   115,798   2,785,785
  Wisconsin        178,195     165,249     7.8%    12,946     181,635
  BlueCard Host
   Members (f)   1,294,000   1,009,900    28.1%   284,100   1,269,000

                ----------- -----------         ---------- -----------
Total ASO
 Membership      6,769,084   6,326,181     7.0%   442,903   6,725,137
                ----------- -----------         ---------- -----------

Risk Membership
  California     5,086,396   5,032,267     1.1%    54,129   5,067,048
  Georgia        1,395,828   1,339,199     4.2%    56,629   1,367,090
  Central
   Region        1,992,573   1,919,118     3.8%    73,455   1,921,120
  Wisconsin        382,422     425,799   -10.2%   (43,377)    387,424

                ----------- -----------         ---------- -----------
Total Risk
 Membership      8,857,219   8,716,383     1.6%   140,836   8,742,682
                ----------- -----------         ---------- -----------

Total Medical
 Membership     15,626,303  15,042,564     3.9%   583,739  15,467,819
                =========== ===========         ========== ===========


State-Sponsored
 Programs (h)        September 30,      Percent  Increase/  June 30,
                -----------------------
                   2004        2003     Change  (Decrease)    2004
                ----------- ----------- ------- ---------- -----------
  Medi-
   Cal/Medicaid
    California     812,726     839,674    -3.2%   (26,948)    837,210
    Virginia        53,078      46,336    14.6%     6,742      53,355
    Puerto Rico    251,745     265,614    -5.2%   (13,869)    255,424
    Other           73,788     101,567   -27.4%   (27,779)     60,616

                ----------- -----------         ---------- -----------
  Total          1,191,337   1,253,191    -4.9%   (61,854)  1,206,605

  Healthy
   Families        263,624     271,095    -2.8%    (7,471)    267,443

  MRMIP / AIM /
   IHRP             15,261      12,094    26.2%     3,167      14,237

  California
   Kids             11,733      16,373   -28.3%    (4,640)     11,880

                ----------- -----------         ---------- -----------
  Total          1,481,955   1,552,753    -4.6%   (70,798)  1,500,165
                =========== ===========         ========== ===========

(a)Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.
(b)Classification between states for employer groups is determined by the zip code of the subscriber.
(c)Medical membership includes management services and network services members, which are primarily included in Large Group for each state.
(d)Senior membership includes members covered under both Medicare risk and Medicare supplement products.
(e)Central Region - Large Group membership includes network access services members, primarily from HealthLink, of 1,306,328, 1,395,231 and 1,286,972 as of September 30, 2004, September 30,
    2003, and June 30, 2004, respectively. As of December 31, 2003, the Company revised its methodology of calculating the number of medical members represented by each subscriber contract within the Company's rental networks and a Missouri joint venture. The weighted average factor changed from approximately 2.4 members to
    2.1 members per subscriber. The impact of this change as of each quarter end during the year ended December 31, 2003, was to reduce membership as follows:

                  As of        Illinois   Missouri   Other    Total
                                                     States
       ---------------------  ---------- ---------- -------- --------
             March 31, 2003      35,999    111,008   15,314  162,321
              June 30, 2003      35,083    108,097   14,925  158,105
         September 30, 2003      34,990    104,614   14,885  154,489
          December 31, 2003      34,377    103,013   14,624  152,014

   Membership data as of September 30, 2003, shown in the Medical
    Membership table have not been revised to reflect this change in methodology.

======================================================================
(f)The Company has revised its medical membership counting methodology to include estimated "host" members using the national BlueCard program. Host members are generally members who reside in a state in which a WellPoint subsidiary is the Blue Cross and/or Blue Shield licensee and who are covered under an employer-sponsored health plan issued by a non-WellPoint controlled Blue Cross and/or Blue Shield licensee. Host members are computed using, among other things, an estimate of the average number of BlueCard claims received per member per month. Total BlueCard host members as of each quarter end during the year ended December 31, 2003, were as follows:
                                         BlueCard
                     As of             Host Members
     -----------------------------  ------------------
                   March 31, 2003             748,490
                    June 30, 2003             743,897
               September 30, 2003           1,009,900
                December 31, 2003           1,002,113

   Membership data shown in the Medical Membership table reflect this change in methodology.

(g)ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.
(h)Medi-Cal (the California Medicaid program) membership is included in California - Large Group. Medicaid membership for Virginia, Puerto Rico and Other are included in Other States - Large Group. Healthy Families, MRMIP (Major Risk Medical Insurance Program) / AIM (Access for Infants and Mothers) / IHRP (Interim High Risk Program) and California Kids membership are included in California
    - Large Group.

Specialty
 Membership          September 30,      Percent  Increase/  June 30,
                -----------------------
                   2004        2003     Change  (Decrease)  2004 (A)
                ----------- ----------- ------- ---------- -----------

Pharmacy
 Benefits
 Management     31,955,689  30,634,905     4.3% 1,320,784  31,521,156
Dental           3,125,393   3,249,312    -3.8%  (123,919)  3,243,208
Life             2,984,678   3,039,852    -1.8%   (55,174)  3,056,673
Disability         566,515     609,587    -7.1%   (43,072)    565,135
Behavioral
 Health (A)      8,127,093   7,206,763    12.8%   920,330   7,832,916
                ----------- -----------         ---------- -----------
    Total       46,759,368  44,740,419     4.5% 2,018,949  46,219,088
                =========== ===========         ========== ===========

(A)Effective as of January 1, 2004, the Company began including
    HealthLink members who receive certain behavioral health services in its behavioral health membership. As of September 30, 2004, and June 30, 2004, the Company had approximately 535,000 and 529,000 such members, respectively.


                                        Consolidated Income Statements
                                                           (Unaudited)
======================================================================

(In thousands,
 except earnings per     Quarter Ended          Nine Months Ended
 share)                   September 30,            September 30,
                     ----------------------- -------------------------
                        2004 (A)       2003      2004 (A)        2003
                     ----------- ----------- ------------ ------------
Revenues:
  Premium revenue    $5,463,223  $4,763,859  $16,127,510  $13,967,018
  Management
   services and
   other revenue        308,180     219,695      918,257      667,332
  Investment income      76,669      65,455      228,862      195,807
                     ----------- ----------- ------------ ------------

                      5,848,072   5,049,009   17,274,629   14,830,157
Operating Expenses:
  Health care
   services and
   other benefits     4,412,655   3,792,105   12,964,376   11,279,272
  Selling expense       227,926     200,562      668,448      593,796
  General and
   administrative
   expense              655,038     624,258    2,050,771    1,791,927

                     ----------- ----------- ------------ ------------
                      5,295,619   4,616,925   15,683,595   13,664,995
                     ----------- ----------- ------------ ------------

Operating Income        552,453     432,084    1,591,034    1,165,162
  Interest expense       12,169      12,645       37,379       38,108
  Other expense, net     15,188       9,074       36,632       20,724
                     ----------- ----------- ------------ ------------

Income before
 Provision for
 Income Taxes           525,096     410,365    1,517,023    1,106,330
  Provision for
   income taxes         210,038     164,146      606,809      442,589
                     ----------- ----------- ------------ ------------
Net Income             $315,058    $246,219     $910,214     $663,741
                     =========== =========== ============ ============

Earnings Per Share:
  Basic                   $2.02       $1.68        $5.86        $4.55
                     =========== =========== ============ ============
  Diluted                 $1.97       $1.63        $5.68        $4.42
                     =========== =========== ============ ============

Weighted Average
 Number of Shares
 Outstanding            156,012     146,626      155,261      145,987
                     =========== =========== ============ ============

Weighted Average
 Number of Shares
 Outstanding
Including Common
 Stock Equivalents      160,211     150,845      160,257      150,084
                     =========== =========== ============ ============

(A)Results of operations for the quarter ended September 30, 2004, include premium revenue of $326.8 million, management services and other revenue of $51.4 million, investment income of $4.7 million, health care services and other benefits of $262.2 million, selling, general and administrative expense of $91.5 million, interest expense of $0.4 million, other expense, net of $3.2 million and net income of $15.4 million attributable to the acquired Cobalt business for the quarter ended September 30, 2004. Results of operations for the nine months ended September 30, 2004, include premium revenue of $1,003.7 million, management services and other revenue of $152.7 million, investment income of $11.1 million, health care services and other benefits of $823.6 million, selling, general and administrative expense of $267.7 million, interest expense of $1.3 million, other expense, net of $9.6 million and net income of $39.3 million attributable to the acquired Cobalt business for the nine months ended September 30, 2004. The Company acquired Cobalt Corporation on September 24, 2003. The transaction was effective as of September 30, 2003, for accounting purposes.


======================================================================
Condensed Consolidated Balance Sheets

(In                                         September 30, December 31,
 thousands)                                     2004        2003 (a)
                                            ------------- ------------
                                              (Unaudited)
ASSETS
Current
 Assets:
   Cash and investments                       $8,246,028   $7,757,129
   Securities lending collateral                 900,526      914,173
   Receivables, net                            1,629,523    1,356,107
   Other current assets                          685,613      613,698
                                             ------------ ------------
           Total Current Assets               11,461,690   10,641,107
Property and equipment,
 net                                             476,561      441,936
Goodwill and intangible assets, net            3,220,934    3,272,162
Long-term investments, at market value           199,736      161,784
Other non-current
 assets                                          286,496      271,689
                                             ------------ ------------
                       Total Assets          $15,645,417  $14,788,678
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Medical claims payable                     $2,656,742   $2,747,074
   Reserves for future policy benefits           110,604      129,135
   Unearned premiums                             686,505      629,831
   Accounts payable and accrued expenses       1,492,483    1,411,391
   Experience rated and other refunds            235,618      267,382
   Income taxes payable                          201,764      241,979
   Security trades pending payable               149,224       27,456
   Securities lending payable                    900,526      914,173
   Other current liabilities                     703,118      712,273
                                             ------------ ------------
           Total Current Liabilities           7,136,584    7,080,694
   Reserves for future policy benefits, non-
    current                                      318,665      288,197
   Long-term debt                              1,002,276    1,238,267
   Other non-current Liabilities                 727,486      751,571
                                             ------------ ------------
                       Total Liabilities       9,185,011    9,358,729

           Total Stockholders' Equity          6,460,406    5,429,949
                                             ------------ ------------
                       Total Liabilities and
                        Stockholders' Equity $15,645,417  $14,788,678
                                             ============ ============

Days in Medical Claims Payable (b)

                           2004                            2003
      ----------------------------------------------------------------
        September 30      June 30         March 31      December 31
      ---------------  --------------  -------------  ---------------
           55.4            55.3            57.4            60.9

(a)Certain amounts as of December 31, 2003, have been reclassified to conform to the current period presentation.

(b)Days in medical claims payable is a calculation of medical claims payable at the end of the period divided by average health care services and other benefits expense per calendar day for such period.


                                    Medical Claims Payable Rollforward
                                                           (Unaudited)
======================================================================

                                     Nine Months Ended September 30,
                                   -----------------------------------
(In thousands)                        2004        2003        2002
                                   ----------- ----------- -----------

Medical claims payable as of
 January 1                         $2,747,074  $2,422,331  $1,934,620

Medical claims reserves from
 businesses acquired during the
 period                                     -     244,414     176,177

Health care claim expenses
 incurred during period:
    Related to current year        12,982,173  11,454,547   9,855,058
    Related to prior years           (284,711)   (398,507)   (391,380)
                                   ----------- ----------- -----------
Total Incurred                     12,697,462  11,056,040   9,463,678

Health care services payments
 during period:
    Related to current year        10,825,214   9,394,778   8,096,931
    Related to prior years          1,962,580   1,574,289   1,143,757
                                   ----------- ----------- -----------
Total Payments                     12,787,794  10,969,067   9,240,688

                                   ----------- ----------- -----------
Medical claims payable as of
 September 30                      $2,656,742  $2,753,718  $2,333,787
                                   =========== =========== ===========

    CONTACT: WellPoint Health Networks Inc.
             Angie McCabe, 805-557-6796 (Investor)
             Barry Holt, 805-557-6789 (Media)